UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2015

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FINTECH ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36846	46-5380892
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

712 Fifth Avenue, 12th Floor New York, NY	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 506-3808

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On February 19, 2015, FinTech Acquisition Corp. (the “Company”) consummated an initial public offering (the “IPO”) of 10,000,000 of its units (“Units”), each unit consisting of one share of the Company’s common stock, par value $0.001 per share (“Common Stock”), and one warrant to purchase one share of Common Stock. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $100,000,000. Simultaneously with the consummation of the IPO, the Company consummated the issuance and sale (the “Private Placement”) of 300,000 units (the “Placement Units”) in a private placement transaction at a price of $10.00 per Placement Unit, generating gross proceeds of $3,000,000.

A total of $100,000,000 of the net proceeds from the IPO and the Private Placement were placed in a trust account established for the benefit of the Company’s public stockholders at JP Morgan Chase Bank, N.A., with Continental Stock Transfer & Trust Company acting as trustee. An audited balance sheet, as of February 19, 2015, reflecting receipt of the proceeds received by the Company in connection with the consummation of the IPO and the Private Placement has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Audited Balance Sheet.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 25, 2015

FINTECH ACQUISITION CORP.

By: /s/ James J. McEntee, III

Name: James J. McEntee, III

Title: Chief Finanical Officer and

Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Audited Balance Sheet.